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                                                                     EXHIBIT 5.1

                              Palmer & Dodge LLP
                   One Beacon Street, Boston, MA 02108-3190

Telephone: (617) 573-0100                             Facsimile: (617) 227-4420


                                February 16, 2001

Parametric Technology Corporation
140 Kendrick Street
Needham, MA 02494

Ladies and Gentlemen:

         We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to 8,000,000 shares of Common Stock, $.01 par value per share (the "Shares"), of Parametric Technology Corporation, a Massachusetts corporation (the "Company"), issuable upon exercise of options granted or to be granted under the Company's 2000 Employee Stock Purchase Plan (the "Plan").

         It is our opinion that the Shares have been duly authorized for issuance and, when issued in accordance with the terms of the Plan, will be legally issued, fully paid and nonassessable.

         We hereby consent to the use of our name in the Registration Statement and consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

                                                 Very truly yours,

                                                 /s/ PALMER & DODGE LLP
                                                 PALMER & DODGE LLP